Exhibit 10.88

EXECUTION VERSION

SBA TOWER TRUST

U.S.$680,000,000 Secured Tower Revenue Securities, Series 2010-1

U.S.$550,000,000 Secured Tower Revenue Securities, Series 2010-2

PURCHASE AGREEMENT

April 8, 2010

Barclays Capital Inc.

Deutsche Bank Securities Inc.

as Representatives of the several Initial

Purchasers listed in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

SBA Tower Trust (the “Trust”), a New York common law trust formed pursuant to the Trust and Servicing Agreement (the “Initial Trust Agreement”), dated as of November 18, 2005 (the “Initial Closing Date”), among SBA Depositor LLC, a Delaware limited liability company (the “Depositor”), Midland Loan Services, Inc., as servicer (the “Servicer”) and Bank of America, N.A., successor by merger to LaSalle Bank National Association, as trustee (as succeeded in such capacity on or before the Closing Date by Deutsche Bank Trust Company Americas, the “Trustee”), as supplemented by the First Trust Agreement Supplement, dated as of November 6, 2006 (the Initial Trust Agreement, as so supplemented, the “Existing Trust Agreement”), and as further supplemented by the Second Trust Agreement Supplement (the “Second Trust Agreement Supplement”) and the Third Trust Agreement Supplement (the “Third Trust Agreement Supplement” and, together with the Second Trust Agreement Supplement, the “Closing Date Trust Agreement Supplements”), each dated as of the Closing Date, between the Servicer and the Trustee (the Existing Trust Agreement as so supplemented, the “Trust Agreement”), proposes to issue U.S.$680,000,000 principal amount of its Secured Tower Revenue Securities, Series 2010-1, 4.254% Subclass 2010-1C (the “2010-1C Certificates”) and U.S.$550,000,000 principal amount of its Secured Tower Revenue Securities, Series 2010-2, 5.101% Subclass 2010-2C (the “2010-2C Certificates” and, together with the 2010-1C Certificates, the “Offered Certificates”), each representing a fractional undivided interest in the Trust. Capitalized terms used herein and not otherwise herein defined shall have the meanings assigned to such terms in the Trust Agreement.

The assets of the Trust currently consist primarily of a monthly pay, nonrecourse mortgage loan (the “Existing Mortgage Loan”) in an aggregate principal amount of $1,150,000,000, evidenced by nine promissory notes (the “2006-1 Notes”), in respect of which each of SBA Properties, Inc. (“SBA Properties”), SBA Sites, Inc. (“SBA Sites”) and SBA Structures, Inc. (“SBA Structures”), each a Florida corporation (each a “Borrower” and collectively, the “Borrowers”), is currently jointly and severally liable pursuant to the Amended and Restated Loan and Security Agreement dated as of the Initial Closing Date, as amended and supplemented by the Second Loan and Security Agreement Supplement and Amendment, dated as of November 6, 2006 (the “2006 Closing Date”) (as so amended and supplemented, the “Existing Loan Agreement”) between the Depositor and the Borrowers. The Trust issued Certificates in nine subclasses on the 2006 Closing Date (the “2006-1 Certificates”).

On the Closing Date, (a) the Borrowers and the Trustee will enter into the Third Loan and Security Agreement Supplement and Amendment (the “Third Loan Supplement”) pursuant to which the Existing Mortgage Loan will be increased by $680,000,000 (the “Second Mortgage Loan Increase”), which Second Mortgage Loan Increase will be evidenced by one promissory note (the “2010-1C Note”), (b) the Borrowers and the Trustee will enter into the Fourth Loan and Security Agreement Supplement and Amendment (the “Fourth Loan Supplement” and, together with the Third Loan Supplement, the “Closing Date Loan Supplements”) pursuant to which the Existing Loan will be increased by $550,000,000 (the “Third Mortgage Loan Increase” and, together with the Second Mortgage Loan Increase, the “Closing Date Mortgage Loan Increases”), which Third Mortgage Loan Increase will be evidenced by one promissory note (the “2010-2C Note”), (c) pursuant to Section 3.25 of the Trust Agreement, upon the execution of the Closing Date Loan Supplements, the Trustee will execute the Closing Date Trust Agreement Supplements and cause the Trust to issue the Offered Certificates and (d) the Borrowers will use a portion of the proceeds of the Closing Date Mortgage Loan Increases to repay the Existing Mortgage Loan and thereby retire the 2006-1 Certificates. The Existing Loan Agreement as supplemented by the Closing Date Loan Supplements is herein referred to as the “Loan Agreement.” The Closing Date Mortgage Loan Increases (together with any additional mortgage loan increase after the Closing Date, the “Mortgage Loan”) and the other obligations of the Borrowers under the Loan Agreement will be secured in part by mortgages on the Borrowers’ interests in certain of their wireless communications tower sites (the “Sites”) on which space is leased to wireless communications companies and other users (the “Lessees”) pursuant to leases or licenses (the “Leases”) for placement of transmission equipment and other purposes.

Repayment of the Mortgage Loan is guaranteed by SBA CMBS-1 Guarantor LLC, a Delaware limited liability company (the “Guarantor”), which is the direct parent of the Borrowers, pursuant to the Guaranty which will be ratified as of the Closing Date pursuant to the Ratification of the Guaranty dated as of the Closing Date (the “Ratification of the Guaranty”), and by SBA CMBS-1 Holdings LLC, a Delaware limited liability company (“SBA Holdings”), which is the direct parent of the Guarantor, pursuant to the Parent Guaranty which will be ratified as of the Closing Date pursuant to the Ratification of the Parent Guaranty dated as of the Closing Date (the “Ratification of the Parent Guaranty”). As of the 2006 Closing Date, the Guarantor had pledged all of the equity interests of the Borrowers as security in support of its obligations under the Guaranty pursuant to the Guarantor Pledge Agreement, and SBA Holdings pledged all of the equity interests of the Guarantor as security in support of its obligations under the Parent Guaranty pursuant to the Parent Pledge Agreement. On the Closing Date, the Guarantor will re-affirm its pledge of all of the equity interests of the Borrowers pursuant to the Ratification of Pledge dated as of the Closing Date (the “Ratification of the Pledge”), and SBA Holdings will re-affirm its pledge of all of the equity interests of the Guarantor as security in support of its obligations under the Parent Guaranty pursuant to the Ratification of Parent Pledge dated as of the Closing Date (the “Ratification of Parent Pledge”). SBA Holdings is a wholly-owned subsidiary of SBA Senior Finance, Inc., a Florida corporation (“SBA Finance”), and an indirect subsidiary of SBA Communications Corporation (“SBA Parent”).

SBA Network Management, Inc. (the “Manager”), a Florida corporation and an indirect subsidiary of SBA Parent, manages the Sites on behalf of the Borrowers pursuant to a Management Agreement, dated as of the Initial Closing Date, as amended as of the 2006 Closing Date (the “Management Agreement”), between the Manager and the Borrowers.

The Existing Trust Agreement, the 2006-1 Notes, the Existing Loan Agreement, the Assignment, Acceptance and Consent Agreement, dated as of the Initial Closing Date, among the Depositor and the existing lenders party thereto, the Assumption and Release Agreement, dated as of the Initial Closing Date, between Lehman Commercial Paper Inc., the Depositor, SBA Properties, SBA Finance, SBA Towers, Inc. (“SBA Towers”) and Tampa Towers, Inc., the Contribution and Subrogation Agreement dated as of the 2006 Closing Date among the Borrowers, SBA Towers, SBA Puerto Rico, Inc. and SBA Towers USVI, Inc., the Guaranty, the Parent Guaranty, the Guarantor Pledge Agreement, the Parent Pledge Agreement, the 2006-1 Certificates, the Cash Management Agreement, the Deposit Account Control Agreement, the Environmental Indemnity, the Management Agreement, the Assignment of Management Agreement and the Advance Reimbursement Agreement are referred to herein as the “Existing Transaction Documents.” This Agreement, the Closing Date Trust Agreement Supplements, the 2010-1C Note, the 2010-2C Note, the Closing Date Loan Supplements, the Contribution and Subrogation Agreement dated as of the Closing Date among the Borrowers, the Ratification of the Guaranty, the Ratification of the Parent Guaranty, the Ratification of Pledge, the Ratification of Parent Pledge and the Offered Certificates are referred to herein as the “Closing Date Transaction Documents” and, together with the Existing Transaction Documents, are referred to herein as the “Transaction Documents.” The Borrowers, the Depositor, the Guarantor, SBA Holdings and the Manager are referred to herein as the “Transaction Parties.”

The Offered Certificates will be offered and sold to the initial purchasers named in Schedule I annexed hereto (the “Initial Purchasers”) for whom Barclays Capital Inc. and Deutsche Bank Securities Inc. are acting as representatives (the “Representatives”) without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. In consultation with the Representatives, SBA Finance has prepared a preliminary offering memorandum, dated April 7, 2010 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Offered Certificates omitted from the Preliminary Offering Memorandum and a final offering memorandum, dated April 8, 2010 (the “Offering Memorandum”), setting forth information concerning the Borrowers, the Manager, SBA Finance, SBA Parent and certain affiliated and unaffiliated entities, the Sites, the Leases, the Lessees and the Offered Certificates. The Preliminary Offering Memorandum, together with the Pricing Term Sheet and any of the documents listed on Schedule III hereto are collectively referred to as the “Pricing Disclosure Package.” “Applicable Time” means 5:00 p.m. (New York City time) on the date of this Agreement. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by SBA Finance to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto. SBA Finance hereby confirms that it has authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Offered Certificates by the Initial Purchasers in accordance with Section 2.

SBA Finance and the Trustee hereby confirm their agreement with the Initial Purchasers concerning the purchase of the Offered Certificates from the Trustee by the Initial Purchasers.

1. Representations, Warranties and Agreements of SBA Finance.

SBA Finance represents and warrants to, and agrees with, the Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

(i) The Preliminary Offering Memorandum and the Marketing Materials (as hereinafter defined) (when read together with the Preliminary Offering Memorandum) as of their respective dates, did not, the Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date, will not, and the Offering Memorandum, as of its date and as of the Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Pricing Disclosure Package or the Offering Memorandum made in reliance upon and in conformity with the Initial Purchasers’ Information (as defined in Section 7(e));

(ii) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contained or contains all of the information that, if requested by a prospective purchaser of the Offered Certificates, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act;

(iii) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Offered Certificates to the Initial Purchasers and the offer, resale and delivery of the Offered Certificates by the Initial Purchasers in the manner contemplated by this Agreement, the Preliminary Offering Memorandum and the Offering Memorandum, to register the Offered Certificates under the Securities Act;

(iv) Each of the Depositor, SBA Holdings and the Guarantor has been duly formed as a limited liability company and is validly existing and in good standing under the laws of the State of Delaware, is qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to be duly registered or qualified would not have caused a Material Adverse Effect, and has the requisite power and authority to own or hold its properties and to conduct the business in which it is engaged as described in the Preliminary Offering Memorandum and the Offering Memorandum;

(v) Each of the Borrowers, SBA Finance and the Manager is duly incorporated and is validly existing and in good standing under the laws of the State of Florida, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to be duly registered or qualified would not have caused a Material Adverse Effect, and has all the requisite corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Preliminary Offering Memorandum and the Offering Memorandum;

(vi) Each of the Depositor, SBA Holdings and the Guarantor has all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party;

(vii) Each of the Borrowers and the Manager has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party;

(viii) SBA Finance has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(ix) This Agreement has been duly authorized, executed and delivered by SBA Finance;

(x) On the Closing Date, the Offered Certificates will have been duly and validly authorized and, when the Offered Certificates are duly and validly executed by or on behalf of the Trustee, authenticated by the Certificate Registrar and delivered in accordance with the Trust Agreement and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits and security afforded by the Trust Agreement.

(xi) Each of the Existing Transaction Documents to which each Transaction Party is a party has been duly authorized, executed and delivered by such Transaction Party and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of such Transaction Party enforceable against such Transaction Party in accordance with its terms (subject to applicable bankruptcy, insolvency reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing);

(xii) Each of the Closing Date Transaction Documents (other than this Agreement) to which each Transaction Party will be a party will be duly authorized, executed and delivered by such Transaction Party on or prior to the Closing Date and, assuming due authorization, execution and delivery by the other parties thereto, will constitute the legal, valid and binding obligation of such Transaction Party enforceable against such Transaction Party in accordance with its terms (subject to applicable bankruptcy, insolvency reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing);

(xiii) The execution, delivery and performance of this Agreement by SBA Finance and the consummation of the transactions contemplated hereby and by the Transaction Documents, including the sale of the Offered Certificates by the Trustee, will not conflict with, or result in a breach or violation of any of the terms or provisions of, or (including with the giving of notice or the lapse of time or both) constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which SBA Finance is a party or by which SBA Finance is bound or to which any of the properties or assets of SBA Finance is subject, (ii) the provisions of the certificate of incorporation and by-laws of SBA Finance or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over SBA Finance or any of its properties or assets, except in the cases of clause (i) or (iii), such breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect;

(xiv) The execution, delivery and performance of the Existing Transaction Documents to which each Transaction Party is a party by such Transaction Party and the consummation of the transactions contemplated thereby do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or (including with the giving of notice or the lapse of time or both) constitute a default under

(i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Transaction Party is a party or by which such Transaction Party is bound or to which any of the properties or assets of such Transaction Party is subject, (ii) the provisions of the operating agreement, certificate of incorporation and by-laws or other constitutive documents of such Transaction Party or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Transaction Party or any of its properties or assets, except in the cases of clause (i) or (iii), such breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect;

(xv) The execution, delivery and performance of the Closing Date Transaction Documents to which each Transaction Party will be a party by such Transaction Party and the consummation of the transactions contemplated thereby will not conflict with, or result in a breach or violation of any of the terms or provisions of, or (including with the giving of notice or the lapse of time or both) constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Transaction Party is a party or by which such Transaction Party is bound or to which any of the properties or assets of such Transaction Party is subject, (ii) the provisions of the operating agreement, certificate of incorporation and by-laws or other constitutive documents of such Transaction Party or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Transaction Party or any of its properties or assets, except in the cases of clause (i) or (iii), such breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect;

(xvi) No consent, approval, authorization or order of, or filing or registration with, any court or any regulatory authority or other governmental agency or body is required for the execution, delivery and performance by SBA Finance of this Agreement and the sale of the Offered Certificates by the Trustee and the consummation of the transactions contemplated hereby except as may be required by the securities or Blue Sky laws of any state of the United States or any foreign jurisdiction in connection with the sale of the Offered Certificates;

(xvii) No consent, approval, authorization or order of, or filing or registration with, any court or any regulatory authority or other governmental agency or body is required for the execution, delivery and performance of the Transaction Documents to which each Transaction Party is or will be a party by such Transaction Party and the consummation by such Transaction Party of the transactions contemplated by such Transaction Documents;

(xviii) There are no legal or governmental proceedings pending or, to the knowledge of SBA Finance, threatened against any Transaction Party or to which any of the respective properties of the Transaction Parties is subject, that are not disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and which are reasonably likely to have a Material Adverse Effect or to materially affect the issuance or sale of the Offered Certificates or the consummation of any of the other transactions contemplated by the Transaction Documents.

(xix) None of the Transaction Parties is (i) in violation of its operating agreement, certificate of incorporation and by-laws or other constitutive documents, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it, other than, a default or violation described in clauses (ii) and (iii) which is not reasonably likely to have a Material Adverse Effect;

(xx) The Guarantor is the sole holder of the capital stock of the Borrowers and owns such shares free and clear of Liens, other than Liens created under the Transaction Documents;

(xxi) SBA Holdings is the sole member of the Guarantor and owns its membership interests therein free and clear of Liens, other than Liens created under the Transaction Documents;

(xxii) SBA Finance is the sole member of each of SBA Holdings and the Depositor and owns its membership interests in SBA Holdings and the Depositor free and clear of Liens;

(xxiii) Ernst & Young LLP (“E&Y”), whose review report appears in the Preliminary Offering Memorandum and the Offering Memorandum and who has delivered the initial letter referred to in Section 5(d) hereof, are independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”) and were independent accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported included in the Preliminary Offering Memorandum and the Offering Memorandum;

(xxiv) The unaudited pro forma condensed consolidated financial statements, together with the related notes thereto, included in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act. Such financial statements fairly present the financial position of the Borrowers at the respective dates indicated and the results of operations for the respective periods indicated, in each case in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout such periods. The other financial information and data included in the Pricing Disclosure Package and the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Borrowers;

(xxv) Since the date as of which information is given in the Pricing Disclosure Package, there has not occurred a Material Adverse Effect or an event which has had a material adverse effect on the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of SBA Parent and its subsidiaries taken as a whole (a “SBA Parent Material Adverse Effect”), nor to SBA Finance’s knowledge, after due inquiry, has there occurred any development or event involving a prospective Material Adverse Effect or a prospective SBA Parent Material Adverse Effect;

(xxvi) None of SBA Finance or the Transaction Parties is currently or will be, upon sale of the Offered Certificates in accordance herewith and the application of the net proceeds therefrom as described in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Use of Proceeds,” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”);

(xxvii) The Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(xxviii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) contained in the Pricing Disclosure Package or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxix) The statements in the Preliminary Offering Memorandum and the Offering Memorandum under the headings “Description of the Mortgage Loan,” “The Guaranties,” “The Management Agreement,” “Description of the Securities” and “Description of the Trust Agreement” to the extent such statements summarize material terms of the Transaction Documents, are accurate in all material respects;

(xxx) The industry-related, tower-related and customer-related data and estimates included in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources which SBA Finance believes to be reliable and accurate;

(xxxi) Neither SBA Finance nor any affiliate (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act) of SBA Finance has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of the Offered Certificates in a manner that would require the registration of the Offered Certificates under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Offered Certificates;

(xxxii) When the Offered Certificates are issued and delivered pursuant to this Agreement, the Offered Certificates will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system;

(xxxiii) Neither SBA Finance nor any of affiliate of SBA Finance or any person acting on their behalf has engaged or will engage during the applicable restricted period in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Offered Certificates, and SBA Finance and the affiliates of SBA Finance and all persons acting on their behalf have complied with and will comply with the offering restriction requirements of Regulation S in connection with the offering of the Offered Certificates outside the United States; provided that no representation is made as to the Initial Purchasers or any person, acting on their behalf;

(xxxiv) The sale of the Offered Certificates pursuant to Regulation S are “offshore transactions” and, to its knowledge, are not part of a plan or scheme to evade the registration provisions of the Securities Act;

(xxxv) Neither SBA Finance nor any affiliate of SBA Finance has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Offered Certificates to facilitate the sale or resale of the Offered Certificates;

(xxxvi) On and immediately after the Closing Date, each of the Transaction Parties (after giving effect to the Closing Date Mortgage Loan Increases, the repayment of the Existing Mortgage Loan, the issuance of the Offered Certificates and to the other transactions related thereto as described in the Preliminary Offering Memorandum and the Offering Memorandum) will not be insolvent within the meaning of the Bankruptcy Code and none of the Transaction Parties is the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to any Transaction Party; and

(xxxvii) As of the Closing Date, the representations and warranties of each Transaction Party contained in the Transaction Documents to which such Transaction Party is a party will be true and correct and are repeated herein as though fully set forth herein.

2. Purchase and Resale of the Offered Certificates.

(a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Trustee, on behalf of the Certificateholders, agrees to sell to the Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Trustee, the principal amount of Offered Certificates set forth opposite the name of such Initial Purchaser on

Schedule I hereto at a purchase price equal to, in the case of the 2010-1C Certificates, 98.9% of the principal amount thereof and, in the case of the 2010-2C Certificates, 98.9% of the principal amount thereof. The Trustee shall not be obligated to deliver any of the Offered Certificates except upon payment for all of the Offered Certificates to be purchased as provided herein.

(b) The Initial Purchasers have advised the Trustee that they propose to offer the Offered Certificates for resale upon the terms and subject to the conditions set forth herein and in the Pricing Disclosure Package. Each of the Initial Purchasers represents and warrants to, and agrees with, SBA Finance and the Trustee that (i) it is purchasing the Offered Certificates pursuant to a private sale exempt from registration under the Securities Act, (ii) neither it nor any of its affiliates, nor any person acting on its behalf, has solicited offers for, or offered or sold, and neither it, nor any of its affiliates, nor any person acting on its behalf, will solicit offers for, or offer or sell, the Offered Certificates by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (iii) it has solicited and will solicit offers for the Offered Certificates only from, and has offered or sold and will offer, sell or deliver the Offered Certificates, as part of its initial offering, only to (A) persons whom it reasonably believes to be qualified institutional buyers (“Qualified Institutional Buyers”) as defined in Rule 144A under the Securities Act (“Rule 144A”), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case in transactions in accordance with Rule 144A, (B) a limited number of other institutional “accredited investors”, as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (“IAIs”), that make certain representations and agreements to the Trustee and the Initial Purchasers and (C) in the case of offers outside the United States, to persons other than U.S. Persons (as defined in Regulation S under the Securities Act) in accordance with Rule 903 of Regulation S, and (iv) neither it nor any of its affiliates, nor any person acting on its behalf, has offered or sold and neither it nor any of its affiliates, nor any person acting on its behalf, will offer or sell any Offered Certificates in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, it and its affiliates and any person acting on its behalf have complied and will comply with the applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by them in relation to the Offered Certificates in, from, or otherwise involving the United Kingdom, and it and its affiliates and any person acting on its behalf has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by them in connection with the issue and sale of any Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the

Trustee. The Initial Purchasers agree that prior to or on the Closing Date the Initial Purchasers shall furnish to each purchaser of any of the Offered Certificates a copy of the Offering Memorandum. In addition to the foregoing, the Initial Purchasers acknowledge and agree that SBA Finance, the Trustee and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5, counsel for SBA Finance and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2 (except clause (i) of this subsection (b)), and the Initial Purchasers hereby consent to such reliance.

(c) The Trustee acknowledges and agrees that the Initial Purchasers may sell Offered Certificates to any affiliate of the Initial Purchasers and that any such affiliate may sell Offered Certificates purchased by it to the Initial Purchasers.

3. Delivery of and Payment for the Offered Certificates.

(a) Delivery of and payment for the Offered Certificates shall be made at the offices of Cadwalader, Wickersham & Taft LLP, New York, New York, or at such other place as shall be agreed upon by the Representatives, SBA Finance and the Trustee, at 10:00 A.M., New York City time, on April 16, 2010, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Representatives, SBA Finance and the Trustee (such date and time of payment and delivery being referred to herein as the “Closing Date”).

(b) On the Closing Date, payment of the purchase price for the Offered Certificates shall be made to the Trustee by wire or book-entry transfer of same-day funds to such account or accounts as the Trustee shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to Barclays Capital Inc. on behalf of the Initial Purchasers of the Offered Certificates as described herein. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchasers hereunder. Upon delivery, the Offered Certificates shall be in definitive form, registered in such names and in such denominations as the Representatives shall have requested in writing not less than two full business days prior to the Closing Date, in the case of any Offered Certificates being resold to IAIs on the Closing Date, and otherwise in global form, registered in the name of The Depository Trust Company (“DTC”) or its nominee and delivered through the facilities of DTC. SBA Finance agrees to make the definitive certificates and one or more global certificates evidencing the Offered Certificates available for inspection by the Representatives in New York, New York at least 24 hours prior to the Closing Date.

4. Further Agreements of SBA Finance

SBA Finance agrees with the Initial Purchasers:

(a) (i) to advise the Representatives promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Pricing Disclosure Package or the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) to advise the Representatives promptly of any order preventing or suspending the use of the Pricing Disclosure Package or the Offering Memorandum, of any suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose and (iii) to use commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of the Pricing Disclosure Package or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

(b) to prepare the Offering Memorandum in a form reasonably acceptable to the Initial Purchasers and to furnish promptly to the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

(c) not to amend or supplement the Offering Memorandum unless the Initial Purchasers shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than five days after being furnished a copy of such amendment or supplement;

(d) if, at any time prior to completion of the resale of the Offered Certificates by the Initial Purchasers, any event shall occur that, in the judgment of SBA Finance or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective investors, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with any applicable laws, to promptly notify the Representatives of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum as amended or supplemented will, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective investors, not be misleading and (ii) the Offering Memorandum will comply with applicable law;

(e) for so long as the Offered Certificates are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Offered Certificates and prospective purchasers of the Offered Certificates designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (the foregoing agreement being for the benefit of the holders from time to time of the Offered Certificates and prospective purchasers of the Offered Certificates designated by such holders);

(f) to promptly take from time to time such actions as the Representatives may reasonably request to qualify the Offered Certificates for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate and to continue such qualifications in effect for so long as required for the resale of the Offered Certificates; and to arrange for the determination of the eligibility for investment of the Offered Certificates under the laws of such jurisdictions as the Representatives may request; provided that none of the Borrowers or the Trustee on behalf of the holders of the Certificates shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction in which it is not now so subject;

(g) to use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Offered Certificates;

(h) to assist the Representatives in arranging for the Offered Certificates to be eligible for clearance and settlement through DTC;

(i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) that would be integrated with the sale of the Offered Certificates in a manner which would require the registration under the Securities Act of the sale to the Initial Purchasers or the resale to investors hereunder of the Offered Certificates;

(j) not to, and to use its best efforts to cause its controlled affiliates not to, either alone or with one or more other persons, offer or sell the Offered Certificates by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Offered Certificates as contemplated by this Agreement and the Preliminary Offering Memorandum;

(k) with respect to any Offered Certificates sold in reliance on Rule 903 under the Securities Act, not to, and to use its best efforts to cause its controlled affiliates not to, either alone or with one or more other persons, offer or sell the Offered Certificates in the United States by means of any directed selling effort within the meaning of Rule 902 or otherwise in violation of the offering restriction requirements of Regulation S under the Securities Act;

(l) for a period of 60 days from the date of the Offering Memorandum, not to, directly or indirectly, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of, any securities issued by the Trust or any other securities backed by wireless communications sites and related leases and licenses owned by SBA Parent or any of its affiliates, except with the prior written consent of the Initial Purchasers;

(m) in connection with the offering of the Offered Certificates, until the Representatives shall have notified SBA Finance of the completion of the resale of the Offered Certificates, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Offered Certificates, or attempt to induce any person to purchase any Offered Certificates; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Offered Certificates;

(n) in connection with the offering of the Offered Certificates, until the Representatives shall have notified SBA Finance of the completion of the initial resale of the Offered Certificates by the Initial Purchasers, to extend to each prospective investor, at the request of the Initial Purchasers, the reasonable opportunity to discuss with, and obtain information from, SBA Finance and its affiliates concerning their businesses, management and financial affairs, the Certificates and the terms and conditions of the offering thereof, to the extent SBA Finance and its affiliates possess the same or can acquire it without unreasonable effort or expense;

(o) to cause the net proceeds from the sale of the Offered Certificates to be applied as set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the heading “Use of Proceeds”, including to the payment of all fees owing to the Initial Purchasers and the fees and expenses set forth in Section 9 hereof;

(p) to the extent that the ratings to be provided with respect to the Offered Certificates as set forth in the Pricing Disclosure Package and the Offering Memorandum by Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”) are conditional upon the furnishing of documents or the taking of any other actions by SBA Finance or any of its affiliates, to furnish such documents and take any such other action; and

(q) for a period from the date of this Agreement until the retirement of the Offered Certificates, to cause to be furnished to the Initial Purchasers, as soon as practicable after becoming available, copies of (i) (A) the annual statement of compliance delivered by the Servicer to the Trustee under the Trust Agreement, (B) the annual independent public accountants’ servicing report furnished to the Trustee pursuant to the Trust Agreement, (C) any reports distributed by the Servicer pursuant to Section 4.02(a) or (e) of the Trust Agreement and (D) from time to time, such other information concerning the Offered Certificates which may be furnished by the Servicer to the extent SBA Finance possesses the same or can acquire it without unreasonable effort or expense and (ii) (A) all annual and periodic financial reports furnished to the Servicer or the Trustee by any of the Transaction Parties or SBA Parent and (B) all material reports, information and correspondence sent to holders of the Offered Certificates.

5. Conditions to Obligations of Initial Purchasers and Trust.

The obligations of the Initial Purchasers and the Trust hereunder are subject to the terms and conditions of Section 5(ff). The obligations of the Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of SBA Finance contained herein, to the accuracy of the statements of the other Transaction Parties and their respective officers made in any certificates delivered pursuant hereto, to the performance by SBA Finance of its obligations hereunder and to each of the following additional terms and conditions:

(a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers not later than 11:00 a.m., New York City time, on the fourth business day following the date of this Agreement, or at such later date and time as the Representatives may approve in writing; and no stop order suspending the sale of the Offered Certificates in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened;

(b) The Initial Purchasers shall not have discovered and disclosed to SBA Finance on or prior to the Closing Date that (i) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary to make the statements therein, in light of the circumstances existing as of the Applicable Time, not misleading or (ii) the Pricing Disclosure Package or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all material respects to the Initial Purchasers, and SBA Finance and the Transaction Parties shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters;

(d) On the date hereof, SBA Finance shall have furnished to the Representatives a letter from E&Y (the “Initial Letter”), addressed to the Initial Purchasers and dated the date hereof concerning the accounting, financial and certain statistical information with respect to the Borrowers set forth in the Preliminary Offering Memorandum and the Offering Memorandum;

(e) SBA Finance shall have furnished to the Representatives a letter from E&Y (the “Bring-Down Letter”), addressed to the Initial Purchasers and dated the Closing Date, (i) confirming that they are independent public accountants with respect to SBA Parent and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter;

(f) SBA Finance shall have furnished to the Representatives (i) a report from Deloitte & Touche LLP (“Deloitte”), dated April 8, 2010, in form and substance reasonably satisfactory to the Representatives, concerning certain agreed upon procedures performed in respect of the information presented in the Preliminary Offering Memorandum on the Cover and under the captions “Security Summary,” “Summary of Memorandum,” “Risk Factors,” “The Business of the Borrowers,” “The Sites,” “Description of the Mortgage Loan,” “Description of the Securities” and “Yield and Maturity Considerations” and certain information in the Sales Slides (as hereinafter defined) addressed to the Initial Purchasers, (ii) a report from Deloitte, dated April 8, 2010, in form and substance reasonably satisfactory to the Representatives, concerning certain agreed upon procedures performed in respect of the information presented in the Offering Memorandum on the Cover and under the captions “Security Summary,” “Summary of Memorandum,” “Risk Factors,” “The Business of the Borrowers,” “The Sites,” “Description of the Mortgage Loan,” “Description of the Securities” and “Yield and Maturity Considerations” addressed to the Initial Purchasers, (iii) a report from Deloitte, dated April 8, 2010, in form and substance reasonably satisfactory to the Representatives, concerning certain agreed upon procedures performed in respect of the information presented in the data file containing certain information pertaining to wireless communication sites, tenant leases, and wireless communication towers;

(g) The Closing Date Transaction Documents shall have been executed and delivered by the parties thereto in form satisfactory to the Representatives; the Transaction Documents shall be in full force and effect, the representations and warranties of the parties thereto contained in the Transaction Documents shall be true and correct and each of such parties shall have performed its obligations thereunder required to be performed on or prior to the Closing Date;

(h) The Offered Certificates shall have been duly executed and delivered by the Trustee and duly authenticated by the Certificate Registrar and shall be eligible for clearance and settlement through DTC;

(i) The Representatives and the Trustee shall have received a letter from Moody’s stating that the 2010-1C Certificates and the 2010-2C Certificates have each received a rating of “A2” and shall have received a letter from Fitch stating that the 2010-1C Certificates and the 2010-2C Certificates have each received a rating of “A”;

(j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of SBA Parent on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Securities and Exchange Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a material disruption in securities settlement, payment or clearance services in the United States, (iii) a banking moratorium shall have been declared by Federal or state authorities, (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with the completion of the offering or sale of and payment for the Offered Certificates, or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Offered Certificates being delivered on the Closing Date on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum or that, in the judgment of the Representatives, would materially and adversely affect the financial markets or the markets for the Offered Certificates and or debt or equity securities;

(k) Since the date as of which information is given in the Pricing Disclosure Package, there shall not have occurred any change, or any development which would reasonably be expected to involve a prospective change, in or affecting the financial condition, or in the business, assets or results of operations, of SBA Finance or any Transaction Party, or in the Trust Fund, other than as set forth in or contemplated by the Pricing Disclosure Package and the Offering Memorandum at the date of this Agreement, the effect of which is, in the Representatives’ judgment, such as to make it impracticable or inadvisable to market or sell the Offered Certificates on the terms and in the manner contemplated in the Preliminary Offering Memorandum and the Offering Memorandum (exclusive of any amendment or supplement thereto);

(l) The Representatives and the Trustee shall have received evidence reasonably satisfactory to the Representatives and their counsel, that on or reasonably following the Closing Date, all amendments to the existing Mortgages with respect to the Mortgaged Sites in connection with the Closing Date Mortgage Loan Increases have been or are being filed, and that all taxes, fees and other governmental charges in connection with such filings and the execution and delivery of the Transaction Documents payable by the Transaction Parties that are due on or before the Closing Date have been paid or will be paid at or prior to the Closing Date or at or prior to the date of such filings, as the case may be;

(m) On or prior to the Closing Date, (i) the organizational documents of each of the Borrowers shall have been amended to add certain provisions consistent with the current criteria of the Rating Agencies for special purpose entities, and such documents shall be furnished to the Representatives and shall be reasonably satisfactory to the Representatives and their counsel and (ii) the organizational documents of the Depositor, SBA Holdings and the Guarantor shall have been amended to change their respective names to SBA Depositor LLC, SBA Holding LLC and SBA Guarantor LLC and to add certain provisions consistent with the current criteria of the Rating Agencies for special purpose entities, and such documents shall be furnished to the Representatives and shall be reasonably satisfactory to the Representatives and their counsel;

(n) (1) The Representatives and the Trustee shall have received an opinion of Cadwalader, Wickersham & Taft LLP, special New York counsel to SBA Finance and the Transaction Parties, dated the Closing Date and addressed to the Initial Purchasers, regarding due authorization, execution and delivery of the Transaction Documents by SBA Holdings, the Guarantor and, with respect to the Existing Transaction Documents, the Depositor, due authorization of the direction by the Borrowers to the Trustee and the Certificate Registrar to execute and authenticate the Offered Certificates, due authorization of the order by the Depositor to the Trustee to enter into this Agreement, with respect to the Transaction Parties, the enforceability of certain Transaction Documents, the Offered Certificates’ entitlement to the benefits of the Trust Agreement, required authorizations and consents of federal and New York governmental authorities, no violations of federal or New York law or regulation, the validity of the security interests created under the Transaction Documents, perfection matters with respect to those security interests created under the Transaction Documents the perfection of which is governed by New York law, the exemption from registration of the Offered Certificates under the Securities Act, the exemption from qualification of the Trust Agreement under the Trust Indenture Act, the exemption from regulation as an “investment company” under the 1940 Act of SBA Holdings, the Guarantor and the Borrowers and such other matters as the Representatives may reasonably request, each in form and substance reasonably satisfactory to the Representatives and their counsel;

(2) The Representatives shall have received an opinion of Cadwalader, Wickersham & Taft LLP, special New York counsel to SBA Finance and the Transaction Parties, dated the Closing Date and addressed to the Initial Purchasers, regarding the accuracy of the descriptions of the Transaction Documents in the Pricing Disclosure Package and the Offering Memorandum and securities law matters, including negative assurances concerning the Pricing Disclosure Package as of the Applicable Time and the Offering Memorandum as of its date and the Closing Date and such other matters as the Representatives may reasonably request, each in form and substance reasonably satisfactory to the Representatives and their counsel;

(o) The Representatives and the Trustee shall have received an opinion of Cadwalader, Wickersham & Taft LLP, special New York counsel to the Transaction Parties, dated the Closing Date and addressed to the Initial Purchasers, regarding the substantive nonconsolidation of the assets and liabilities of the Depositor, the Borrowers, SBA Holdings or the Guarantor with those of SBA Finance, in form and substance reasonably satisfactory to the Representatives and their counsel;

(p) The Representatives and the Trustee shall have received an opinion of Cadwalader, Wickersham & Taft LLP, special counsel to SBA Finance, dated the Closing Date and addressed to the Initial Purchasers, to the effect that the statements made in the Preliminary Offering Memorandum and the Offering Memorandum under the captions “Certain U.S. Federal Income Tax Considerations” and “Certain ERISA Considerations” to the extent such statements summarize material tax consequences or material consequences under ERISA, respectively, of the purchase, beneficial ownership and disposition of the Offered Certificates to the holders thereof described therein, constitute accurate summaries of the matters described therein in all material respects, and will confirm its opinion under the caption “Certain U.S. Federal Income Tax Considerations” that the Trust will be treated as a mere security device or, alternatively, as one or more grantor trusts and will not be taxable as a corporation for U.S. federal income tax purposes, in form and substance reasonably satisfactory to the Representatives and their counsel;

(q) The Representatives and the Trustee shall have received an opinion of Holland and Knight LLP, Florida counsel to SBA Finance, the Manager and the Borrowers, dated the Closing Date and addressed to the Initial Purchasers, regarding organizational matters, power and authority, due authorization, execution and delivery of the Transaction Documents by SBA Finance, the Borrowers and the Manager, absence of litigation, no conflicts with organizational documents, Florida laws or regulations, court orders or contracts, required authorizations and consents of Florida governmental authorities, the exemption from regulation as an “investment company” under the 1940 Act of SBA Finance and the Manager and such other matters as the Representatives may reasonably request, in form and substance reasonably satisfactory to the Representatives and their counsel;

(r) The Representatives and the Trustee shall have received an opinion of Holland and Knight LLP, Florida counsel to the Borrowers, regarding the filing of UCC-1 financing statements and the perfection of the security interests created under the Transaction Documents the perfection of which is governed by Florida law, in form and substance reasonably satisfactory to the Representatives and their counsel;

(s) The Representatives and the Trustee shall have received an opinion of The Delaware Counsel Group LLP, special Delaware counsel to the Depositor, SBA Holdings and the Guarantor, regarding the due organization of each of the Depositor, SBA Holdings and the Guarantor, no conflicts with organizational documents and Delaware laws or regulations, the enforceability of the limited liability company agreement of each of the Depositor, SBA Holdings and the Guarantor against each of its members, including certain provisions thereof relating to the filing of a voluntary bankruptcy petition by such members, the rights of a judgment creditor of such members against the property of the Depositor, SBA Holdings or the Guarantor, as applicable, treatment as a separate legal entity and the impact of the bankruptcy or dissolution of such members on the Depositor, SBA Holdings or the Guarantor, as applicable, in form and substance reasonably satisfactory to the Representatives and their counsel;

(t) The Representatives and the Trustee shall have received an opinion of The Delaware Counsel Group LLP, special Delaware counsel to the Depositor, SBA Holdings and the Guarantor, regarding the applicability of Delaware law to the determination of what persons have the authority to file a voluntary bankruptcy petition on behalf of the Depositor, SBA Holdings and the Guarantor, as applicable, in form and substance reasonably satisfactory to the Representatives and their counsel;

(u) The Representatives and the Trustee shall have received an opinion of The Delaware Counsel Group LLP, special Delaware counsel to the Depositor, SBA Holdings and the Guarantor, regarding the filing of UCC-1 financing statements and the perfection and priority of the security interests created under the Transaction Documents the perfection and priority of which is governed by Delaware law, in form and substance reasonably satisfactory to the Representatives and their counsel;

(v) The Representatives shall have received opinions of counsel to the Trustee and Certificate Registrar dated no later than the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives and their counsel;

(w) The Representatives and the Trustee shall have received an opinion of Andrascik & Tita LLC, counsel to the Servicer, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives and their counsel;

(x) The Representatives and the Trustee shall have received an opinion of Wiley Rein & Fielding, FCC counsel to SBA Finance and the Borrowers, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives and their counsel;

(y) The Representatives and the Trustee shall have received an opinion of Simpson Thacher & Bartlett LLP, dated the Closing Date and addressed to the Initial Purchasers, with respect to the validity of the Offered Certificates and such other matters as the Representatives may reasonably request;

(z) The Representatives and the Trustee shall have received copies of any opinions of counsel to the Transaction Parties supplied to the Rating Agencies, which opinions shall be dated the Closing Date and addressed to the Initial Purchasers or accompanied by reliance letters addressed to the Initial Purchasers.

(aa) The Representatives and the Trustee shall have received a certificate or certificates signed by any two of the Chairman of the Board of Directors, the President, any Vice President or the Treasurer of SBA Finance, dated the Closing Date, in which each such officer shall state that (i) the representations and warranties of SBA Finance in this Agreement are true and correct on and as of the Closing Date; (ii) that SBA Finance has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) he or she has carefully examined the Pricing Disclosure Package and the Offering Memorandum and, in his or her opinion the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(bb) The Representatives and the Trustee shall have received a certificate or certificates signed by any two of the Chairman of the Board of Directors, the President, any Vice President or the Treasurer of each of the Borrowers, dated the Closing Date, in which each such officer shall state that (i) the representations and warranties of such Borrower in the Transaction Documents to which such Borrower is a party are true and correct on and as of the Closing Date; (ii) that such Borrower has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Transaction Documents at or prior to the Closing Date; and (iii) he or she has carefully examined the Pricing Disclosure Package and the Offering Memorandum and, in his or her opinion the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(cc) The Representatives and the Trustee shall have received a certificate or certificates signed by any two of the Chairman of the Managers, the President, any Vice President or the Treasurer of SBA Holdings, dated the Closing Date, in which each such officer shall state that (i) the representations and warranties of SBA Holdings in the Transaction Documents to which SBA Holdings is a party are true and correct on and as of the Closing Date; and (ii) that SBA Holdings has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Transaction Documents at or prior to the Closing Date;

(dd) The Representatives and the Trustee shall have received a certificate or certificates signed by any two of the Chairman of the Managers, the President, any Manager, any Vice President or the Treasurer of the Guarantor, dated the Closing Date, in which each such officer shall state that (i) the representations and warranties of the Guarantor in the Transaction Documents to which the Guarantor is a party are true and correct on and as of the Closing Date; and (ii) that the Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Transaction Documents at or prior to the Closing Date;

(ee) The Representatives and the Trustee shall have received a certificate or certificates signed by any two of the Chairman of the Board of Directors, the President, any Vice President or the Treasurer of the Manager, dated the Closing Date, in which each such officer shall state that (i) the representations and warranties of the Manager in the Transaction Documents to which the Manager is a party are true and correct on and as of the Closing Date; and (ii) that the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Transaction Documents at or prior to the Closing Date; and

(ff) Deutsche Bank Trust Company Americas shall have acknowledged acceptance of its appointment as Trustee under the Trust Agreement and shall have been vested with all of the rights, powers, duties and obligations of its predecessor thereunder and hereunder, with the like effect as if originally named as trustee therein and herein.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

6. Termination.

The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers in their absolute discretion, by notice given to and received by the Trustee and SBA Finance prior to delivery of and payment for the Offered Certificates if, prior to that time, any event described in Sections 5(j) or 5(k) shall have occurred and be continuing.

7. Indemnification and Contribution.

(a) SBA Finance hereby agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls such Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered Certificates), to which such Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto or (B) in any materials or information provided to investors by, or with the approval of, SBA Finance, in connection with the marketing of the offering and sale of the Offered Certificates, including the sales presentation dated April 2010 (the “Sales Slides”), and any roadshow or other investor presentation made to investors by or on behalf of SBA Finance (whether in person or electronically) (collectively, the “Marketing Materials”), (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by such Initial Purchaser in connection with, or relating in any manner to, the Offered Certificates or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clauses (i) or (ii) above (provided that SBA Finance shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct); and shall reimburse such Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that SBA Finance shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering

Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto or in any Marketing Materials in reliance upon and in conformity with the Initial Purchasers’ Information. The foregoing indemnity agreement is in addition to any liability which SBA Finance may otherwise have to such Initial Purchaser or to any director, officer, employee or controlling person of such Initial Purchaser.

(b) Each of the Initial Purchasers, severally and not jointly, shall indemnify and hold harmless SBA Finance, its directors, officers, employees, and each person, if any, who controls SBA Finance within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which SBA Finance or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto or (B) the Marketing Materials or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Initial Purchasers’ Information, and shall reimburse SBA Finance and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by SBA Finance or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Initial Purchasers may otherwise have to SBA Finance or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 7 of the notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel (in addition to local counsel, if necessary) to represent jointly the Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against SBA Finance under this Section 7 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers and those directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by SBA Finance. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes (x) an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by SBA Finance and its affiliates on the one hand and the Initial Purchasers on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of SBA Finance and its affiliates on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by SBA Finance and its affiliates on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Certificates purchased under this Agreement (before deducting expenses) received by SBA Finance and its affiliates, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Offered Certificates purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the

Offered Certificates under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by SBA Finance or its affiliates, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. SBA Finance and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates purchased by them were resold to Eligible Purchasers exceeds the amount of any damages which the Initial Purchasers have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective obligations and not joint.

(e) The Initial Purchasers confirm and SBA Finance acknowledges that, for all purposes of this Agreement, the information relating to the Initial Purchasers furnished to SBA Finance by or on behalf of the Initial Purchasers expressly for use in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (the “Initial Purchasers’ Information”) consists solely of the second sentence of the last paragraph on the cover page of the Preliminary Offering Memorandum and the Offering Memorandum, the second paragraph of the section of the Preliminary Offering Memorandum and the Offering Memorandum entitled “Offering of Securities” and the names, addresses and telephone numbers on pages 29 and 30 of the Sales Slides.

8. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Trustee, SBA Finance and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Section 7 with respect to officers, directors, employees or controlling persons of SBA Finance and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Offered Certificates. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 8, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

9. Expenses.

(a) SBA Finance agrees to pay all costs, expenses, fees and taxes incident to and in connection with (i) the authorization, issuance, sale, preparation and delivery of the Offered Certificates; (ii) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto; (iii) reproducing and distributing each of the Transaction Documents; (iv) the preparation, printing and delivery of the certificates evidencing the Offered Certificates, including stamp duties and transfer taxes, if any, payable upon issuance of the Offered Certificates; (v) preparing, printing and distributing the Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for ratings letters and/or ratings confirmation letters issued in connection with the issuance of the Offered Certificates; (vii) any fees charged by the rating agencies for rating the Offered Certificates; (viii) the fees and expenses of E&Y and Deloitte incurred in connection with the delivery of the comfort letters and procedures letters to the Initial Purchasers pursuant to the terms of this Agreement; (ix) the fees and expenses of the Trustee and the Certificate Registrar (including related fees and expenses of any counsel to such parties); (x) the fees and expenses of counsel to SBA Finance and the Transaction Parties, (xi) the fees and expenses of the Servicer (including related fees and expenses of counsel to the Servicer); (xii) the reasonable fees and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Initial Purchasers; (xiii) the reasonable out-of-pocket expenses of the Initial Purchasers incurred by the Initial Purchasers in connection with this Agreement and the purchase and reoffering of the Offered Certificates, including, without limitation, all travel expenses of the Initial Purchasers and all expenses of the Initial Purchasers incurred in connection with attending or hosting meetings with prospective purchasers of the Offered Certificates; (xiv) the reasonable out-of-pocket fees and expenses incurred by SBA Finance in connection with attending meetings with prospective purchasers of the Offered Certificates, (xv) expenses of all expenses and application fees incurred in connection with the approval of the Offered Certificates for book entry transfer by DTC; and (xvi) all other costs and expenses incident to the performance of the obligations of SBA Finance under this Agreement which are not otherwise specifically provided for in this Section 9.

(b) In addition, if the Trustee shall fail to tender the Offered Certificates for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Trustee or SBA Finance to perform any agreement on its part to be performed, or if the Initial Purchasers shall decline to purchase the Offered Certificates because any other condition of the Initial Purchasers’ obligations hereunder required to be fulfilled is not fulfilled, SBA Finance will reimburse the Initial Purchasers for any reasonable out-of-pocket fees and expenses incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Offered Certificates, including the reasonable fees and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Initial Purchasers, and the reasonable out-of-pocket fees and expenses incurred by the Initial Purchasers in connection with hosting or attending meetings with prospective purchasers of the Offered Certificates.

10. Indemnification of the Trustee

SBA Finance hereby agrees to indemnify and hold harmless the Trustee (including in its individual capacity) and any Affiliates, directors, officers, employees or agents of the Trustee for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, reasonable counsel’s fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the marketing and Offering of the Offered Certificates hereunder, or any act or omission of the Trustee relating to the exercise and performance of any of the rights and duties of the Trustee hereunder; provided, however, that the Trustee shall not be entitled to indemnification pursuant to this Section 10 for any loss, liability, claim or expense incurred by reason of any willful misfeasance, bad faith or gross negligence of the Trustee in the performance of, or reckless disregard of, its obligations and duties hereunder.

11. Certain Additional Matters Regarding the Trustee

It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by the Trustee (i) this Agreement is executed and delivered by Bank of America, N.A., not in its individual capacity but solely as Trustee under the Trust Agreement, in the exercise of the powers and authority conferred upon and vested in it thereunder, (ii) each of the undertakings and agreements herein made on behalf of the Trust is made and intended not as a personal undertaking or agreement of the Trustee but is made and intended solely for the purpose of binding only the Trust, and (iii) under no circumstances shall Bank of America, N.A., in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation or covenant made or undertaken by it on behalf of the Trust under this Agreement.

12. Survival.

The respective indemnities, rights of contribution, representations, warranties and agreements of SBA Finance and the Initial Purchasers contained in this Agreement or made by or on behalf of the Guarantor, SBA Holdings, each of the Borrowers, the Manager or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Certificates and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

13. Notices. etc.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Representatives, shall be delivered or sent by mail or telecopy transmission to:

Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

Attention: Asset Securitization Group

Facsimile no.: (212) 412-2663

and

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Credit Solutions Group

Facsimile no.: (212) 797-5300

(b) if to SBA Finance or the Trustee, shall be delivered or sent by mail or telecopy transmission to:

SBA Senior Finance, Inc.

5900 Broken Sound Parkway NW

Boca Raton, Florida 33487

Attention: Thomas P. Hunt Facsimile no.: (561) 997-0343

or

Bank of America Merrill Lynch

Global Securities Solutions

540 W. Madison, Suite 1804

Chicago, Illinois 60661

Attn: SBA CMBS Trust

with a copy to:

Deutsche Bank Trust Company Americas

60 Wall Street

New York, New York 10005

Attention: TSS-Alternative and Structured Finance Services

w/ a copy to:

Deutsche Bank National Trust Company

100 Plaza One MS: JCY 03-0699

Jersey City, New Jersey 07311

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

14. Definition of Terms.

For purposes of this Agreement, (a) the term “Material Adverse Effect” shall have the meaning given to such term in the Loan Agreement, (b) the term “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (c) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

15. Research Independence.

SBA Finance acknowledges and agree that the Initial Purchasers’ research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Initial Purchasers’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to SBA Parent and its subsidiaries and/or the offering that differ from the views of its investment bankers. SBA Finance hereby waives and releases, to the fullest extent permitted by law, any claims that SBA Finance may have against the Initial Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research department may be different from or inconsistent with the views or advice communicated to SBA Finance by the Initial Purchasers’ investment banking division. SBA Finance acknowledges that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in the Offered Certificates.

16. No Fiduciary Duty.

SBA Finance acknowledges and agrees that in connection with this offering of the Offered Certificates or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (i) no fiduciary or agency relationship between SBA Finance and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (ii) the Initial Purchasers are not acting as advisor, expert or otherwise, to SBA Finance, and such relationship between SBA Finance, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Initial Purchasers may have to SBA Finance shall be limited to those duties and obligations specifically stated herein; and (iv) the Initial Purchasers and their respective affiliates may have interests that differ from those of SBA Finance. SBA Finance hereby waives any claims that SBA Finance may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the offering of the Offered Certificates.

17. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. Counterparts.

This Agreement may be executed in one or more counterparts (which may include counterparts delivered by facsimile) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19. Amendments.

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20. Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement, effective as of the date first written above, among the Trustee, on behalf of the Certificateholders, SBA Finance and the Initial Purchasers in accordance with its terms.

Very truly yours,

BANK OF AMERICA, N.A., as Trustee

By:	/s/ Thais Hayum

Name:	Thais Hayum

Title:	Assistant Vice President

SBA SENIOR FINANCE, INC.

By:	/s/ Thomas P. Hunt

Name:	Thomas P. Hunt

Title:	Senior Vice President and General Counsel

Accepted:

BARCLAYS CAPITAL INC.

By:	/s/ Cory Wishengrad

Name:	Cory Wishengrad
Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Matt Bissonette

Name:	Matt Bissonette
Authorized Signatory – Director

By:	/s/ Jay Steiner

Name:	Jay Steiner
Authorized Signatory – Managing Director

For themselves and as Representatives of the several

Initial Purchasers named on Schedule I hereto

SCHEDULE I

Initial Purchasers	Principal Amount 2010-1C Certificates	Principal Amount 2010-2C Certificates
Barclays Capital Inc.	$145,714,285.73	$117,857,142.88
Deutsche Bank Securities, Inc.	$145,714,285.71	$117,857,142.85
Citigroup Global Markets, Inc.	$97,142,857.14	$78,571,428.57
J.P. Morgan Securities Inc.	$97,142,857.14	$78,571,428.57
Wells Fargo Securities, LLC	$97,142,857.14	$78,571,428.57
RBS Securities Inc.	$48,571,428.57	$39,285,714.28
TD Securities (USA) LLC	$48,571,428.57	$39,285,714.28
Total	$680,000,000.00	$550,000,000.00

SCHEDULE II

Pricing Term Sheet

-----Original Message-----

From: glbsynd@bloomberg.net [mailto:glbsynd@bloomberg.net]

Sent: Thursday, April 08, 2010 5:06 PM

To: Maynard, J. David: Structuring (NYK)

Subject: *** NEW ISSUE: $1.23BN SBAC COMMUNICATIONS TOWERS*Priced

Issuer:	SBA Tower Trust $1.23 Billion
Format:	144A offering to QIBs, Reg S for non-U.S.
Security:	Secured Tower Revenue Securities, SBAC 2010-1 and 2010-2
Use of Proceeds:	Refinance existing corp facility and general corp purposes

Class:	Class 2010-1	Class 2010-2
Exp. Ratings(M/F):	A2/A	A2/A
Exp. Maturity(ARD):	5-yr 4/15/2015	7-yr 4/15/2017
Spread:	+165	+180
Yield:	4.292	5.156
$ Px/Cpn:	100-0/ 4.254	100-0/ 5.101
Legal Final:	4/15/2040	4/15/2042
Size:	$680MM	$550 mm
Settle Date:	4/16/2010	4/16/2010

Joint-Books/Struct:	Barclays Capital and Deutsche Bank Active Bookrunners: Citi, JPMorgan/Wells Fargo Passive Bookrunners:RBS and TD Securities
Coupon Step-up:	+500 bps
(if not refinanced by Expected Maturity/ARD)
OptionalRedemption:	Make whole at T+50bps discount rate through 9 months prior to related ARD
Marketing:	Netroadshow + Telephonic 1-on-1’s as needed
www.netroadshow.com; password = SBA2225 Barclays will B&D.

SCHEDULE III

1. Sales Slides